AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated as of December 23, 2009, is entered into by and between Unitek USA, LLC, a Delaware limited liability company (the “Company”), and Peter Giacalone (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated as of July 5, 2009 (the “Agreement”);

WHEREAS, the Company desires that Employee continue his service to the Company and Employee desires to continue to serve the Company;

WHEREAS, the Company and Employee intend that the payments and benefits provided under the Agreement comply with Section 409A of the Internal Revenue Code; and

WHEREAS, the Company intends to combine with a public company and Employee may become a “specified employee” for purposes of Section 409A of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Employee hereby amend the Agreement as follows:

1.           The following paragraph is hereby added as a new Section 1(h):

“Section 409A” means Section 409A of the Internal Revenue Code and all rules and regulations promulgated thereunder.

2(a).           Clause (x) in Section 7(a) is hereby deleted in its entirety and replaced with the following clause:

(x) pay to Employee, or his estate, custodian, conservator or trustee, as applicable, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twelve (12) months after the date of such termination of employment, payable to Employee in accordance with Unitek’s then current payroll practices, and

2(b).           Clause (x) in Section 7(d)(i) and Section (7)(d)(ii) is hereby deleted in its entirety and replaced with the following clause:

(x) pay to Employee, an amount equal to his Base Salary (at the rate then in effect) that would be payable for a period of twenty-four (24) months after the date of such termination of employment, payable to Employee in accordance with Unitek’s then current payroll practices, and

3.           The phrase “no less than” shall be deleted wherever it appears in Section 7(a), Section 7(d)(i) and Section (7)(d)(ii).

4.           The following paragraph is hereby added as a new Section 7(g):

Delivery of Release.  Notwithstanding anything to the contrary in this Section 7, in the event that any severance payments or benefits are subject to Employee’s execution and delivery of an effective Release, such Release must be delivered to the Company within sixty (60) days following the date of Employee’s termination of employment.

5.           The following paragraph is hereby added as a new Section 22:

Section 409A Compliance.  If any payment or other benefit provided to Employee in connection with his termination of employment is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Company determines that Employee is a “specified employee” as defined in Section 409A, no part of such payments or benefits shall be paid before the day that is six (6) months plus one (1) day after Employee’s termination date (the “New Payment Date”).  The aggregate of any payments that otherwise would have been paid to Employee during the period between the date of termination and the New Payment Date shall be paid to Employee in a lump sum on such New Payment Date.  Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, to the extent that the foregoing applies to the provision of any ongoing welfare benefits to the Employee that would not be required to be delayed if the premiums therefore were paid by Employee, Employee shall pay the full cost of premiums for such welfare benefits during the six (6) month period and the Company shall pay the Employee an amount equal to the amount of such premiums paid by Employee during such six-month period promptly after its conclusion.

6.           The following paragraph is hereby added as a new Section 23:

Separation from Service.  A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

7.           The following paragraph is hereby added as a new Section 24:

Installments as Separate Payments.  If under this Agreement, an amount is paid in two (2) or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

8.           All other provisions of the Agreement not specifically amended in this Amendment shall remain in full force and effect.

9.           This Amendment may be executed in multiple counterparts, which, when taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and Employee has executed this Amendment, as of the date first written above.

UNITEK USA, LLC

By: /s/ C. Scott Hisey
Name:  C. Scott Hisey
Title:  Chief Executive Officer

EMPLOYEE

By: /s/ Peter Giacalone
Name:  Peter Giacalone

SIGNATURE PAGE TO
P GIACALONE EMPLOYMENT AGREEMENT AMENDMENT